UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

CROSS COUNTRY HEALTHCARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Cross Country Team,

We have important news to share: Cross Country has entered into an agreement to be acquired by Knox Lane, a growth-oriented investment firm. Once the transaction closes, we will operate as a private company. You can read the full press release here: https://ir.crosscountryhealthcare.com/news-releases/news-release-details/cross-country-healthcare-be-acquired-knox-lane-all-cash

This is a big moment for Cross Country, and it is very exciting!

This is the kind of moment that does not come around often. For 40 years, Cross Country has helped shape this industry. We built something different. We built a company with an entrepreneurial spirit, a service-first mindset, deep client relationships, incredible people and the ability to keep evolving in a market that never stands still. Now, we can give immediate value to our shareholders and take everything we’ve built and make it even stronger.

Going private brings us back to our roots. It gives us more flexibility; more focus and more room to invest in the future of Cross Country. It gives us the ability to move faster, think bigger and make decisions with greater speed and conviction. It gives us an even greater opportunity to invest in our people, our technology, our service model and the capabilities that will help us compete and win without the quarterly earnings pressure of being a public company.

Let me be very clear: we are One Cross Country. Our mission remains the same. Our values remain the same. Our commitment to our employees, clients, healthcare professionals and education professionals remains the same.

Knox Lane is not a competitor. They are our new strategic financial investor. They believe in our brand. They believe in our technology. They believe in our strategy. And they believe in the future we are building. That matters!

And they understand something very important: this business depends on people. It depends on our recruiters, our account managers, our clinical teams, our operations teams, our technology teams, our corporate teams, our teams abroad, and the healthcare and education professionals we support every day.

That matters to me because Cross Country has never been built by one person. It has been built by all of you.

As we evaluated this path, culture mattered. Knox Lane, by reputation, brings a strong sense of culture, values and partnership to the companies they work with. We saw that throughout this process. Like us, they understand that growth is built through people, trust, execution and the ability to deliver.

What This Means for You

It is business as usual at Cross Country. I will remain closely involved with the company. Our work continues. Our momentum continues!

The Same Cross Country, Built for What Comes Next

When I co-founded Cross Country in 1986, we set out to build something different. We helped pioneer this industry, and over 40 years, we have supported thousands of healthcare systems and millions of healthcare professionals.

Now, 40 years later, we are stepping into a new chapter with the chance to bring that same entrepreneurial spirit forward in a bigger way. This next chapter brings us back to our roots as a private company, with more flexibility, more focus and more room to invest in what matters.

What Happens Next

Tomorrow, we will hold a Town Hall at 11:30 a.m. ET to talk more about this announcement and what it means for Cross Country. You will receive an invitation shortly.

You can also speak with your manager, your HR Business Partner or, starting tomorrow, use June, our HR chatbot, for additional information. The executive leadership team and I will be as transparent as possible and will update you as we go through the regulatory processes and shareholder approvals.

We are building from strength. We are not waiting for the future. Thank you for everything you have done to bring us to this point. I am proud of where we stand today, fired up about where we are going and excited about this next chapter with Knox Lane.

Let’s go crush it!

Kevin

Participants in the Solicitation

The Company, Parent, Merger Sub, their respective directors, and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed Merger. Information about the directors and executive officers of the Company, their ownership of shares of the Company’s common stock, and the Company’s transactions with related persons is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on March 10, 2026, in its definitive proxy statement on Schedule 14A for its 2026 Annual Meeting of Stockholders in the sections entitled “Security Ownership of Certain Beneficial Owners and Management” and “Related Party Transactions”, which was filed with the SEC on March 30, 2026, as amended by Amendment No. 1 thereto filed on April 2, 2026, certain of its Quarterly Reports on Form 10-Q, and certain of its Current Reports on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This communication contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact, including statements regarding the proposed Merger, including the expected timing and closing of the proposed Merger; the Company’s ability to consummate the proposed Merger; the expected benefits of the proposed Merger and other considerations taken into account by the Company’s Board of Directors in approving the proposed Merger; the amounts to be received by stockholders; and expectations for the Company prior to and following the closing of the proposed Merger, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) the timing to consummate the proposed Merger, (ii) the risk that a condition of closing of the proposed Merger may not be satisfied or that the closing of the proposed Merger might otherwise not occur, (iii) the risk that a regulatory approval that may be required for the proposed Merger is not obtained or is obtained subject to conditions that are not anticipated, (iv) the diversion of management time on transaction-related issues, (v) risks related to disruption of management time from ongoing business operations due to the proposed Merger, (vi) the risk that any announcements relating to the proposed Merger could have adverse effects on the market price of the Company’s common stock, (vii) the risk that the proposed Merger and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, (viii) the occurrence of any event, change, or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee, (ix) the risk that competing offers will be made, (x) unexpected costs, charges or expenses resulting from the Merger, (xi)

potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers, or officers, including the effects of any outcomes related thereto, (xii) worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s services and impact the Company’s profitability, (xiii) effects from global pandemics, epidemics, or other public health crises, (xiv) changes in marketplace conditions, such as alternative modes of healthcare delivery, reimbursement, and customer needs, and (xv) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, costs of providing services, retention of key employees, and outcomes of legal proceedings, claims and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company’s other filings with the SEC. The list of factors is not intended to be exhaustive.

These forward-looking statements speak only as of the date of this communication, and, except as may be required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement made in this communication or that may from time to time be made by or on behalf of the Company.